EXHIBIT 99.3

English | Français | Nederlands | March 24, 2014

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•	Submit your proxy voting instructions

•	View electronic versions of proxy voting materials

•	Sign up to receive future shareholder materials via email

•	Request proxy voting materials if you received a Notice of Internet Availability

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Simply enter your 12 digit control number in the box below. This control number can be found in several places depending on the type of notification you received.

•	Vote Instruction Form and Proxy Card recipients can find the control number next to the label Control No. or in the box next to the arrow.

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•	Notice of Internet Availability of meeting materials. Your control number is located in the box indicated by the arrow.

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March 24, 2014

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AMERICAN EXPRESS COMPANY	Control# $933940745$

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The following form of voting website is being used for voting by shareholders of the Registrant in connection with the Registrant’s 2014 Annual Meeting of Shareholders.

FORM OF VOTING WEBSITE FOR SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

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•      You can view or download our proxy materials electronically and confirm your voting instructions by clicking on the links below

•      Vote by choosing the option below or vote by phone at 1-800-690-6903

•      Request material be sent to you by email or hardcopy at no charge by choosing the option below

•      Sign up to receive future shareholder materials via e-mail or traditional mail

View 2014 Proxy Materials	Vote Your Shares	Request Copy of Proxy Materials	Consent for Electronic Delivery

Annual Report Proxy Statement	Vote Your Shares	Request paper delivery, email and/or opt-in for paper delivery in the future.	Sign up to receive future shareholder materials via email

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ProxyVote Confirmation

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AMERICAN EXPRESS COMPANY	Meeting Material(s)

200 Vesey Street New York, NY 10285	Annual Report

2014 Annual Meeting of Shareholders	Proxy Statement

Monday, May 12, 2014 9:00 A.M. Eastern Time	ProxyVote Confirmation

Meeting for holders as of: 3/14/14	Confirm Your Vote

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.

1. Vote	2. Review	3. Confirmed

PROXY BALLOT

AMERICAN EXPRESS COMPANY

2014 Annual Meeting of Shareholders

To be held on 5/12/14 for holders of record as of 3/14/14

AMERICAN EXPRESS COMPANY

Proxy for the Annual Meeting of Shareholders

on Monday, May 12, 2014

The shareholder submitting this proxy (“shareholder”) hereby appoints Jeffrey Campbell, Timothy Heine, Carol Schwartz, and Richard Starr, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s Headquarters at 200 Vesey Street, New York, NY 10285, on Monday, May 12, 2014 at 9:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated below with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The shareholder hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone.

Notice to employees participating in the American Express Retirement Savings Plan (“RSP”) or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”).

Your voting instructions must be received on or before 11:59 P.M. Eastern Time, Tuesday, May 6, 2014, by Broadridge, which is acting on behalf of the Trustees of the Plans. If your voting instructions are not received by 11:59 P.M. Eastern Time, Tuesday, May 6, 2014, the Trustees of the RSP and the ESOP will not vote the shares.

You are encouraged to specify your choices by marking the appropriate boxes below. To submit your vote instructions, please select the SUBMIT button at the bottom of the agenda.

If your select the SUBMIT button at the bottom of the agenda without specifying choices among the boxes below, your vote instructions will be cast in accordance with the recommendations of the Board of Directors.

	Proposal(s)	Recommendations of the Board of Directors	Vote Options

1A.	ELECTION OF DIRECTOR: CHARLENE BARSHEFSKY	For	☐	For	☐	Against	☐	Abstain

1B.	ELECTION OF DIRECTOR: URSULA BURNS	For	☐	For	☐	Against	☐	Abstain

1C.	ELECTION OF DIRECTOR: KENNETH CHENAULT	For	☐	For	☐	Against	☐	Abstain

1D.	ELECTION OF DIRECTOR: PETER CHERNIN	For	☐	For	☐	Against	☐	Abstain

1E.	ELECTION OF DIRECTOR: ANNE LAUVERGEON	For	☐	For	☐	Against	☐	Abstain

1F.	ELECTION OF DIRECTOR: THEODORE LEONSIS	For	☐	For	☐	Against	☐	Abstain

1G.	ELECTION OF DIRECTOR: RICHARD LEVIN	For	☐	For	☐	Against	☐	Abstain

1H.	ELECTION OF DIRECTOR: RICHARD MCGINN	For	☐	For	☐	Against	☐	Abstain

1I.	ELECTION OF DIRECTOR: SAMUEL PALMISANO	For	☐	For	☐	Against	☐	Abstain

1J.	ELECTION OF DIRECTOR: STEVEN REINEMUND	For	☐	For	☐	Against	☐	Abstain

1K.	ELECTION OF DIRECTOR: DANIEL VASELLA	For	☐	For	☐	Against	☐	Abstain

1L.	ELECTION OF DIRECTOR: ROBERT WALTER	For	☐	For	☐	Against	☐	Abstain

1M.	ELECTION OF DIRECTOR: RONALD WILLIAMS	For	☐	For	☐	Against	☐	Abstain

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	For	☐	For	☐	Against	☐	Abstain

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	☐	For	☐	Against	☐	Abstain

4.	SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA.	Against	☐	For	☐	Against	☐	Abstain

5.	SHAREHOLDER PROPOSAL RELATING TO REPORT ON PRIVACY, DATA SECURITY AND GOVERNMENT REQUESTS.	Against	☐	For	☐	Against	☐	Abstain

6.	SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT.	Against	☐	For	☐	Against	☐	Abstain

7.	SHAREHOLDER PROPOSAL FOR EXECUTIVES TO RETAIN SIGNIFICANT STOCK.	Against	☐	For	☐	Against	☐	Abstain

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

Comments:

Click to see: “Letter to our clients regarding voting authority”

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PROXY FINAL SUBMISSION

•	Please check all of the information below for accuracy.

•	If any of the information is incorrect, return to the Proxy Ballot by using the Back button below.

•	If your vote(s) are reflected correctly, click on the Final Submission button below.

AMERICAN EXPRESS COMPANY

200 Vesey Street

New York, NY 10285

2014 Annual Meeting of Shareholders

Monday, May 12, 2014 9:00 A.M. Eastern Time

Meeting for holders as of: 3/14/14

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy materials. Scroll down for proxy instructions and voting.

To vote via telephone, call 1-800-690-6903.

1. Vote	2. Review	3. Confirmed

PROXY BALLOT

AMERICAN EXPRESS COMPANY

2014 Annual Meeting of Shareholders

To be held on 5/12/14 for holders of record as of 3/14/14

[You did not enter any vote options. Therefore, your vote will be registered as recommended by the Board of Directors.

OR

You have elected as follows:]

	Proposal(s)	Recommendations of the Board of Directors	Your Vote * Specific voting instructions were not provided. Proposals will be voted as recommended by the soliciting committee.

1A.	ELECTION OF DIRECTOR: CHARLENE BARSHEFSKY	For	☐ For

1B.	ELECTION OF DIRECTOR: URSULA BURNS	For	☐ For

1C.	ELECTION OF DIRECTOR: KENNETH CHENAULT	For	☐ For

1D.	ELECTION OF DIRECTOR: PETER CHERNIN	For	☐ For

1E.	ELECTION OF DIRECTOR: ANNE LAUVERGEON	For	☐ For

1F.	ELECTION OF DIRECTOR: THEODORE LEONSIS	For	☐ For

1G.	ELECTION OF DIRECTOR: RICHARD LEVIN	For	☐ For

1H.	ELECTION OF DIRECTOR: RICHARD MCGINN	For	☐ For

1I.	ELECTION OF DIRECTOR: SAMUEL PALMISANO	For	☐ For

1J.	ELECTION OF DIRECTOR: STEVEN REINEMUND	For	☐ For

1K.	ELECTION OF DIRECTOR: DANIEL VASELLA	For	☐ For

1L.	ELECTION OF DIRECTOR: ROBERT WALTER	For	☐ For

1M.	ELECTION OF DIRECTOR: RONALD WILLIAMS	For	☐ For

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	For	☐ For

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	☐ For

4.	SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA.	Against	☐ Against

5.	SHAREHOLDER PROPOSAL RELATING TO REPORT ON PRIVACY, DATA SECURITY AND GOVERNMENT REQUESTS.	Against	☐ Against

6.	SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT.	Against	☐ Against

7.	SHAREHOLDER PROPOSAL FOR EXECUTIVES TO RETAIN SIGNIFICANT STOCK.	Against	☐ Against

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

If any of the above information is incorrect, return to the Proxy Ballot form by using the Back button below.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:

Final Submission  Back

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AMERICAN EXPRESS COMPANY

200 Vesey Street

New York, NY 10285

2014 Annual Meeting of Shareholders

Monday, May 12, 2014 9:00 A.M. Eastern Time

Meeting for holders as of: 3/14/14

THANK YOU FOR VOTING!

*ProxyVote Confirmation

*	The ProxyVote Confirmation site gives shareholders the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation will be available 24 hours after your vote is received beginning April 27, 2014 with the final vote tabulation remaining available through July 12, 2014. Select the link above and you will be prompted to enter your control number. Instructions on how to find your control number will also be included on this page. If your vote is not yet available, please retain your control number and revisit the page at a later date.

If you sign up for e-mail notification of voting instructions and shareholder communications today, you will receive the benefits of:

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To receive future shareholder communications electronically, we require your permission. Participation is completely your choice.

In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available, along with a link to ProxyVote.com (when applicable) to submit your voting instructions. We hope you will give this option your serious consideration.

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1. Vote	2. Review	3. Confirmed

Below is a record of your voting instructions:

AMERICAN EXPRESS COMPANY

2014 Annual Meeting of Shareholders

To be held on 5/12/14 for holders of record as of 3/14/14

You did not enter any vote options. Therefore, your vote will be registered as recommended by the Board of Directors.

Or You have elected as follows:

	Proposal(s)	Recommendations of the Board of Directors	Your Vote * Specific voting instructions were not provided. Proposals will be voted as recommended by the soliciting committee.

1A.	ELECTION OF DIRECTOR: CHARLENE BARSHEFSKY	For	☐ For

1B.	ELECTION OF DIRECTOR: URSULA BURNS	For	☐ For

1C.	ELECTION OF DIRECTOR: KENNETH CHENAULT	For	☐ For

1D.	ELECTION OF DIRECTOR: PETER CHERNIN	For	☐ For

1E.	ELECTION OF DIRECTOR: ANNE LAUVERGEON	For	☐ For

1F.	ELECTION OF DIRECTOR: THEODORE LEONSIS	For	☐ For

1G.	ELECTION OF DIRECTOR: RICHARD LEVIN	For	☐ For

1H.	ELECTION OF DIRECTOR: RICHARD MCGINN	For	☐ For

1I.	ELECTION OF DIRECTOR: SAMUEL PALMISANO	For	☐ For

1J.	ELECTION OF DIRECTOR: STEVEN REINEMUND	For	☐ For

1K.	ELECTION OF DIRECTOR: DANIEL VASELLA	For	☐ For

1L.	ELECTION OF DIRECTOR: ROBERT WALTER	For	☐ For

1M.	ELECTION OF DIRECTOR: RONALD WILLIAMS	For	☐ For

2.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	For	☐ For

3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.	For	☐ For

4.	SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA.	Against	☐ Against

5.	SHAREHOLDER PROPOSAL RELATING TO REPORT ON PRIVACY, DATA SECURITY AND GOVERNMENT REQUESTS.	Against	☐ Against

6.	SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT.	Against	☐ Against

7.	SHAREHOLDER PROPOSAL FOR EXECUTIVES TO RETAIN SIGNIFICANT STOCK.	Against	☐ Against

You will have an opportunity to confirm that your selections were properly recorded after you submit your vote.

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© 2014 Broadridge Financial Solutions, Inc. Broadridge and the Broadridge logo are trademarks of Broadridge Financial Solutions. Inc.